Exhibit 99.1

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2022

First Quarter Total Revenue Increases 51% Versus Prior Year

Total Subscription and Licenses Revenue Increases 71% Versus Prior Year

Woburn, Mass., February 10, 2022 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of SaaS Marketing Technology, today announced financial results for its fiscal first quarter ended December 31, 2021.

“Our eCommerce360 strategy continues to drive growth and differentiate Bridgeline from other MarTech companies,” said Ari Kahn, Bridgeline's President and Chief Executive Officer. “Thanks to the acquisitions of WooRank and Hawksearch last year, we now have over 2,000 customers and many new products. These additions not only help us win new customers but also enable us to cross-sell products to our existing customer base.”

Financial Highlights – First Quarter of Fiscal Year 2022:

●	Total revenue was $4.3 million, an increase of 51% from $2.8 million in the prior year period.

●	Subscription and licenses revenue was $3.4 million, an increase of 71% from $2.0 million in the prior year period.

●	Gross profit was $3.0 million, an increase of 60% from $1.9 million in the prior year period.

●	Gross margin increased to 70% compared to 66% in the prior year period.

Business Highlights:

●	Corporate Highlights:

●

A Fortune 100 technology company purchased additional Hawksearch licenses and launched Hawksearch on its primary eCommerce site. The company will leverage the site search platform’s AI-powered capabilities to increase conversions through autocomplete, recommendations, and navigation.

●

Bridgeline signed a multi-year agreement with a sales intelligence company. The agreement allows the data provider to license Bridgeline’s DataBravo product to maximize new lead generation opportunities and acquire additional addressable market.

●

A leading New York medical system selected Bridgeline for their nationally renowned children’s hospital. The organization chose Bridgeline’s technology to support their website content on a breadth of specialties and programs, a robust health library, physician finder, clinical trials database, and much more.

●	Product Highlights:

●	Bridgeline released the TruPresence software suite for multi-location businesses and franchises to grow online revenue.

●	Bridgeline upgraded more than 100 customers to its enhanced hosting infrastructure powered by Amazon Web Services.

●	Bridgeline released the Hawksearch Unbound connector that upgrades Elastic Search powered websites to Bridgeline’s AI-driven site search.

●	Partner Highlights:

●	BigCommerce B2B Edition Site Search Connector for Hawksearch was released in the BigCommerce App & Integration Marketplace.

●

Optimizely’s first fully integrated third-party B2B Site Search Connector for Hawksearch was released in the Optimizely App Marketplace. Hawksearch partnered with Optimizely for a webinar speaking to over 100 Optimizely B2B customers.

●

Optimizely B2C Commerce and Content Connector was announced to be productized in partnership with Luminos Labs. The connector will create a seamless solution for Optimizely’s B2C customers to grow online revenue with Bridgeline’s AI-powered site search.

Financial Results - First Quarter of Fiscal Year 2022:

●

Total revenue, which is comprised of both Subscription and Licenses revenue and Services revenue, was $4.3 million for the quarter ended December 31, 2021, as compared to $2.8 million in the prior year period. License revenue grew by 71% and Services revenue grew by 4%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue, increased 71% to $3.4 million for the quarter ended December 31, 2021, from $2.0 million in the prior year period.

●

As a percentage of total revenue, Subscription and licenses revenue increased to 80% of total revenue for the quarter ended December 31, 2021, compared to 70% in the prior year period. The increase is driven by the acquisitions of Hawksearch and Woorank in fiscal year 2021, as well as our overall strategy for increasing recurring subscription revenue.

●	Services revenue increased 4% to $0.9 million for the quarter ended December 31, 2021, as compared to $0.8 million in the prior year period.

●	As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the quarter ended December 31, 2021, compared to 30% in the prior year period.

●	Cost of revenue increased 34% or $0.3 million to $1.3 million for the quarter ended December 31, 2021, compared to $1.0 million in the prior year period.

●

Gross profit increased 60% or $1.1 million to $3.0 million for the quarter ended December 31, 2021, as compared to $1.9 million in the prior year period. Gross profit margin increased to 70% for the quarter ended December 31, 2021, compared to 66% in the prior year period.

●	Subscription and licenses gross margin were 76% for three months ended December 31, 2021, as compared to 71% in the prior year period.

●	Services gross margin were 48% for the three months ended December 31, 2021, as compared to 55% in the prior year period.

●

Operating expenses were $3.5 million for the quarter ended December 31, 2021, as compared to $1.7 million in the prior year period. The increase includes the operating expenses from last year's acquisitions.

●

Income (loss) from operations for the quarter ended December 31, 2021, was a loss of $0.5 million for the quarter ended December 31, 2021, as compared to income from operations of $0.2 million in the prior year period.

●

The change in fair value of our liability classified warrants resulted in non-cash income of $2.4 million, as compared to a $1.4 million non-cash loss in the prior year period. The change in our share price is the primary driver in the changes in fair value of the warrants.

●

Net income for the quarter ended December 31, 2021, was $1.9 million, or $0.18 cents a share for basic EPS, as compared to a net loss of $1.2 million, or a loss of $0.26 cents a share for basic EPS in the prior year period.

●	Adjusted EBITDA for the quarter ended December 31, 2021, was $0.1 million compared to $0.7 million in the prior year period.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, February 10, 2022, at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Thomas Windhausen will host the call, followed by a question-and-answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital First Quarter 2022 Earnings Call
When:	Thursday, February 10, 2022
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	4959211

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, and Adjusted EBITDA.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant income / expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability; our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value.  To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

ASSETS
	December 31	September 30
	2021	2021
Current assets:
Cash and cash equivalents	$6,356	$8,852
Accounts receivable, net	1,262	1,370
Prepaid expenses and other current assets	397	196
Total current assets	8,015	10,418
Property and equipment, net	250	252
Operating lease assets	434	481
Intangible assets, net	7,354	7,755
Goodwill	15,985	15,985
Other assets	120	76
Total assets	$32,158	$34,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$609	$732
Current portion of operating lease liabilities	151	161
Accounts payable	1,359	974
Accrued liabilities	1,061	908
Current portion of purchase price and contingent consideration payable	1,045	3,463
Deferred revenue	1,793	2,097
Total current liabilities	6,018	8,335
Long-term debt, net of current portion	1,133	1,197
Operating lease liabilities, net of current portion	283	320
Purchase price and contingent consideration payable, net of current portion	2,430	2,360
Warrant liabilities	1,963	4,404
Other long-term liabilities	778	774
Total liabilities	12,605	17,390

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at December 31, 2021 and September 30, 2021
Series D Convertible Preferred stock: 4,200 shares authorized; no shares issued and outstanding at December 31, 2021 and September 30, 2021	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;
10,204,276 shares issued and outstanding at December 31, 2021 and 10,187,128 shares at September 30, 2021, issued and outstanding	10	10
Additional paid-in-capital	100,270	100,207
Accumulated deficit	(80,415)	(82,287)
Accumulated other comprehensive loss	(312)	(353)
Total stockholders' equity	19,553	17,577
Total liabilities and stockholders' equity	$32,158	$34,967

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2021	2020
Revenue:
Digital engagement services	$869	$837
Subscription and perpetual licenses	3,417	1,999
Total revenue	4,286	2,836

Cost of revenue:
Digital engagement services	451	374
Subscription and perpetual licenses	829	583
Total cost of revenue	1,280	957
Gross profit	3,006	1,879

Operating expenses:
Sales and marketing	1,231	444
General and administrative	873	465
Research and development	859	349
Depreciation and amortization	424	232
Restructuring and acquisition-related expenses	98	210
Total operating expenses	3,485	1,700
Income (loss) from operations	(479)	179
Interest expense and other, net	(87)	94
Change in fair value of warrant liabilities	2,441	(1,441)
Income (loss) before income taxes	1,875	(1,168)
Provision for income taxes	3	(6)
Net income (loss)	$1,872	$(1,162)
Net income (loss) per share attributable to common shareholders:
Basic net income (loss) per share	$0.18	$(0.26)
Diluted net income (loss) per share	$0.06	$(0.26)
Number of weighted average shares outstanding:
Basic	10,189,012	4,420,170
Diluted	10,625,617	4,420,170

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2021	2020
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net loss applicable to common shareholders	$1,872	$(1,162)
Amortization of intangible assets	401	218
Change in fair value of warrants	(2,441)	1,441
Stock-based compensation	63	51
Restructuring and acquisition-related charges	98	210
Non-GAAP adjusted net income/(loss)	$(7)	$758

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net loss applicable to common shareholders	$0.18	$(0.26)
Amortization of intangible assets	0.04	0.05
Change in fair value of warrants	(0.23)	0.33
Stock-based compensation	0.01	0.01
Restructuring and acquisition-related charges	0.01	0.05
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.00)	$0.17

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
Net income (loss)	$1,872	$(1,162)
Provision for (benefit from) income tax	3	(6)
Interest expense and other, net	87	(94)
Change in fair value of warrants	(2,441)	1,441
Amortization of intangible assets	401	218
Depreciation and other amortization	23	14
Restructuring and acquisition-related charges	98	210
Stock-based compensation	63	51
Adjusted EBITDA	$106	$672